Sub-Item 77Q1(a)

Amended Schedule B, dated August 21, 2008, to the Declaration of Trust dated November 5, 2004. Incorporated herein by reference to the Registrant's Registration Statement as filed with the
Securities and Exchange Commission on August 26, 2008 (Accession
Number 0001145443-08-002437))